Exhibit 5.1

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October 1, 2020 Caesars Entertainment, Inc. One Caesars Palace Drive Las Vegas, NV 89109	Hong Kong	Shanghai
	Houston	Silicon Valley
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File No. 058711-0011

Re:	Registration Statement on Form S-3 (No. 333-239175)
35,650,000 shares	of Common Stock, $0.00001 par value per share

Ladies and Gentlemen:

We have acted as special counsel to Caesars Entertainment, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of 35,650,000 shares (the “Shares”) of common stock of the Company, $0.00001 par value per share (“Common Stock”), by the Company. The Shares are included in a registration statement on Form S–3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 15, 2020 (Registration No. 333-239175) (the “Registration Statement”), and are being offered pursuant to a base prospectus dated June 15, 2020 (the “Base Prospectus”), a preliminary prospectus supplement dated September 28, 2020 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus”) and a prospectus supplement dated September 29, 2020 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”). The Shares are being sold pursuant to an underwriting agreement dated September 29, 2020 between the Company and Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

October 1, 2020

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof when the Company Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Underwriting Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering this opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on October 1, 2020 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Latham & Watkins LLP